UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 District Avenue, Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(617) 600-7373

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2025, Minerva Neurosciences, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). At the 2025 Annual Meeting, the stockholders of the Company approved an amendment to the Company’s Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”) to, among other things, increase the aggregate number of shares of common stock, $0.0001 par value per share (“Common Stock”), authorized for issuance under the 2013 Plan by 12,500,000 shares.

A more detailed summary of the material features of the 2013 Plan is set forth in the Company’s definitive proxy statement for the 2025 Annual Meeting filed with the Securities and Exchange Commission on November 24, 2025. That summary and the foregoing description are qualified in their entirety by reference to the 2013 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of October 23, 2025, the record date for the 2025 Annual Meeting, 6,993,406 shares of Common Stock were outstanding and entitled to vote at the 2025 Annual Meeting and 1,391,674 shares of the Company’s Series A Convertible Voting Preferred Stock were outstanding and entitled to vote at the 2025 Annual Meeting (resulting in 8,385,080 shares of Common Stock on an as-converted to Common Stock basis). A summary of the matters voted upon by stockholders at the 2025 Annual Meeting, as well as the final voting results (reflected on an as-converted to Common Stock basis), with respect to each matter, is set forth below.

Proposal 1: Election of Directors. Two nominees were elected to serve on the Company’s Board of Directors until the 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified with the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
Fouzia Laghrissi-Thode	3,502,340	184,457	1,559,186
Inderjit Kaul	3,650,817	35,980	1,559,186

Proposal 2: Approval of an amendment of the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of Common Stock from 125,000,000 shares to 250,000,000 shares. The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
4,917,181	314,773	14,029	—

Proposal 3: Approval, for purposes of complying with Nasdaq Listing Rules, including Rule 5635(d), of the issuance of shares of Common Stock upon the conversion of the Company’s Series A Convertible Voting Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), including shares of Common Stock issuable upon the conversion of any Series A Preferred Stock issuable upon exercise of warrants to purchase Series A Preferred Stock. The Company’s stockholders approved Proposal 3. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
2,909,574	114,818	1,360	1,559,186

Proposal 4: Approval of an amendment to the Company’s 2013 Plan to, among other things, increase the aggregate number of shares of Common Stock authorized for issuance under the 2013 Plan by 12,500,000 shares. The Company’s stockholders approved Proposal 4. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
3,653,490	32,045	1,262	1,559,186

Proposal 5: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers, as disclosed in the Proxy Statement. The Company’s stockholders approved Proposal 5. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
3,637,436	26,533	22,828	1,559,186

Proposal 6: Ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025. The selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified with the votes set forth below:

For	Against	Abstain	Broker Non-Votes
5,152,013	77,671	16,299	—

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Minerva Neurosciences, Inc. Amended and Restated 2013 Equity Incentive Plan, as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

Date: December 22, 2025	By:	/s/ Frederick Ahlholm
Frederick Ahlholm
Chief Financial Officer